Exhibit 10.20

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------

     This Agreement is made and entered into effective November 12, 1999, by and between Spectrum Organic Products, Inc., a California corporation, John Battendieri, Charles Bonner, Charles Dyer and Ken Steel (collectively "SOPI") and Global Natural Brands, Ltd., an Illinois corporation, James, F. Swallow, David O'Gorrnan, J. Bradley Barbeau and Ronald Baisbaugh (collectively "Global") (SOPI and Global will be collectively "the parties").

                                    RECITALS
                                    --------

     This Agreement is entered into with reference to the following facts:

     A. On October 26, 1998, Global filed a complaint against SOPFs predecessor-in-interest. Organic Food Products, Inc., in Santa Clara County Superior Court, entitled Global Natural Brands, Ltd., et al. v. Organic Food Products, Inc., et al., and assigned civil case No. CV-777541, alleging breach of contract, among other causes of action, in connection with the May 8, 1998 Management Services Agreement (the "MSA"). Global amended the complaint on January 4, 1999. On May 18, 1999, SOPI filed a cross-complaint against Global alleging breach of fiduciary duty, among other causes of action (the "Lawsuit").

     B. The parties now desire to settle the Lawsuit in its entirety. In accordance with this desire and in consideration of the mutual promises made in this Agreement, the parties agree as follows.

                               OBLIGATION OF SOPI
                               ------------------

     1. SOPI shall pay Global Natural Brands, Ltd. a total consideration of $145,000 as follows:


        a. a cash payment of $25,000 upon execution by Global and delivery of two originals of this Agreement to SOPI (the "Delivery Date");


                                                           REVISED April 6, 2000

        b. twelve equal monthly installment payments of $10,000, commencing on the first of the month following the Delivery Date and each subsequent month; and

     2. SOPI shall pay James F. Swallow, David O'Gorman, J. Bradley Barbeau and Ronald Balsbaugh $400,000 payable on the Delivery Date through a transfer of 400,000 shares of SOPI stock (the "Stock"), valued at $1.00 per share to be issued as follows:

          Ronald B. Baisbaugh                         30,694 shares
          J.Bradley Barbeau                           52,451 shares
          David O'Gorman                              13,536 shares
          James F. Swallow                           303,319 shares

The stock will be issued under a Regulation D private placement with resale of such stock permitted only pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Act"). All certificates representing the Stock shall have endorsed on the Stock legends in substantially the following forms (in addition to any other legend. which may be required by other agreements between the parties):

          (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (ii) Any legend required by appropriate blue sky officials.

     3. SOPI shall issue James F. Swallow options to purchase an additional 180,000 shares of SOPI stock at S2.25 per share and shall issue to 3. Bradley Barbeau options to purchase an additional 45,000 shares of SOPI stock at S2.25 per share in connection with paragraph 4.4 (a) of the MSA to the extent not inconsistent with the terms and conditions of this Agreement.

     4. The parties acknowledge and agree that SOPI shall have the first right of refusal to repurchase or identify a private placement of all shares of SOPI which Global has or will receive under this Agreement, which shall be exercised within 30 days of notice of the terms of the offer.

                                       2
                                                           REVISED April 6, 2000

                              OBLIGATIONS OF GLOBAL
                              ---------------------

     5. Concurrently with full execution of this Agreement, Global shall notify the Court that the Lawsuit has been settled and request to vacate the mandatory settlement conference and the trial, which are scheduled for April 19, 2000 and April 24, 2000, respectively.

     6. Within ten days of receipt of two copies of this Agreement executed by SOPI, Global shall prepare and execute a form request for dismissal of the Lawsuit with prejudice (subject to reinstatement under Paragraph 8) and forward the request for dismissal to SOPI's counsel. Within ten days of receipt of the executed copy of the request for dismissal or ten days after the Delivery Date, whichever is later, SOPI's counsel shall complete the customary form for dismissal and file it with the Court.

     7. Concurrently with the issuance of Stock set forth in sections 2 and 3 above, Global, James, F. Swallow, David O'Gorman, J. Bradley Barbeau and Ronald Baisbaugh shall complete, execute and deliver to SOPI the Regulation D Investor Qualification Questionnaire attached as Exhibit I affirming each of their respective status as an accredited investor under Regulation D. Global represents the following in connection with its purchase of the Stock (the provisions of this section applying to each Global party r&ceiving Stock hereunder):

        a. Global is aware of SOPI's business affairs and financial condition and has acquired sufficient information about SOPI to reach an informed and knowledgeable decision to acquire the Stock. Global is purchasing the Stock for investment for Global's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

        b. Global understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Global's investment intent as expressed herein.

                                        3
                                                           REVISED April 6, 2000

        c. Global furtier acknowledges and understands that the Stock may not be sold or otherwise transferred unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Global further acknowledges and understands that SOPI is under no obligation to register the Stock. Global understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for SOPI.

         Global is familiar with the provisions of Rule 144, under the Act, as in effect from time to time, which. in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

     The Stock may be resold by Global in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about SOPI and (ii) the resale occurring following the required holding period under Rule 144 after Global has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

     d. Global further understands that at the time Global wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, SOPI may not be satisfying the current public information requirements of Rule 144, and that, in such event, Global would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

        e. Global further warrants and represents that Global has either (i) preexisting personal or business relationships with SOPI or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own

                                        4
                                                           REVISED April 6, 2000
interests in connection with the purchase of the Stock by virtue of the business or financial expertise of itself or of professional advisors to Global who are unaffiliated with and who are not compensated by SOPI or any of its affiliates, directly or indirectly.

                             MUTUAL GENERAL RELEASE
                             ----------------------

     8. The obligations set forth above shall constitute consideration for the release of claims set forth in this section.

     9. Except with respect to the obligations set forth in this Agreement, SOPI and Global, for themselves and their respective shareholders, directors, officers, employees, agents, affiliates, attome\s. legal successors and assigns release and forever discharge each other and their respective shareholders, directors, officers, employees, agents, affiliates, attorneys, legal successors and assigns of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings. obligations, costs, expenses, liens, actions and causes of action of every kind and nature whether now known or unknown, suspected or unsuspected, which either now has, owns or holds or at any time before ever owned or held or could, shall or may in the future have, own or hold against the other based upon or arising out of any matter, cause, fact, thing, act or omission occurring or existing at any time up to and including the effective date of this Agreement including, without limitation, the Lawsuit and any and all provisions of services by Global to SOPI under the MSA (the "Released Matter").

     10. It is the intention of the parties in executing this Agreement and in paying and receiving the consideration set forth in this Agreement that this Agreement shall b~ effective as a full and final accord and satisfaction and mutual general release of and from the Released Matter.

     11. In furtherance of the intentions set forth in this Agreement each of the parties acknowledges that it is familiar with California Civil Code section 1542 which provides as follows:

                                        5
                                                           REVISED April 6, 2000

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST TN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the parties waives and relinquishes any rights or benefits which it has or may have under section 1542 or any similar provision of the law of any other jurisdiction to the hill extent that it may lawfully waive its rights and benefits pertaining to the Released Matter. In connection with this waiver and relinquishment, each of the parties acknowledges that it is aware that it or its attorneys or accountants may later discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other parties to this Agreement but that it is its intention hereby fully, finally and forever to settle and release the Released Matter. In furtherance of this intention, the releases given in this Agreement shall be and remain in effect as full and complete mutual releases as to the Released Matter despite the discovery or existence of any such additional or different claims or facts.

     12. SOPI and Global each warrant and represent to the other that they are the sole and lawful owners of all rights, title and interest in and to the respective Released Matter and that they have not voluntarily, by operation of law or otherwise assigned or transferred or purported to assign or transfer to any person any portion of any Released Matter or any claim, demand, or right against the other parties. SOPI and Global shall indemni~ and hold harmless the other parties from and against any claim, Jemand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any assignment or transfer or purported assignment or transfer.

                                        6
                                                           REVISED April 6, 2000

                            CONFIDENTIALITY AGREEMENT
                            -------------------------

     13. The parties to this Agreement agree that as a further inducement for this Agreement that the terms and provisions of this Agreement are to remain strictly confidential and that they will not disclose the terms of this Agreement or any of the negotiations or transactions associated with the Lawsuit and this Agreement to any person outside of the parties to this Lawsuit without obtaining the express wri:ten permission of the other party except as required by law. The parties understand that as a publicly-held corporation SOPI is required to report the terms of this agreement and agree that SOPI may disclose the terms of the agreement appropriate under its reporting and disclosure obligations. In the event a party is required to disclose any information about the Lawsuit or this Agreement in response to a subpoena or other legal process, the party shall give the other party 15 days' written notice calculated under section 17 before disclosing the information to enable the other party to obtain a restraining order if necessary.

                                NON-DISPARAGEMENT
                                -----------------

     14. The parties shall not make any statement to anyone disparaging or impugning in any manner the reputation, honesty, ethics, competence, credit worthiness or business practices of any other party.

                                    MEDIATION
                                    ---------

     15. In the event a dispute arises under this Agreement, the parties agree to mediate the dispute within forty-five days using a mutually agreeable mediator or a mediator appointed by JAMS.

                                  BENEFICIARIES
                                  -------------

     16. This Agreement is not for the benefit of any person who is not a signatory to this Agreement or specifically named a beneficiary in this paragraph. The provisions of this Agreement and the release contained in this

                                        7
                                                           REVISED April 6, 2000

Agreement shall extend to and inure to the benefit of and be binding upon, in addition to the parties, just as if they had executed this Agreement, the respective legal predecessors and successors and assigns of each of the parties; each and every entity which now is or ever was a division, parent or subsidiary, and their respective legal successors and assigns; the respective past and present shareholders, officers, directors, agents, employees and attorneys of the parties or their legal predecessors and successors, and each of them.

                                     NOTICES
                                     -------

     17. All notices under this Agreement must be given by addressing the notice to the other parties at the addresses set forth below (or at any other addresses designated by written notice given in the manner described in this section) by personal delivery, by depositing the notices with first class prepaid postage in the United States Mail, by delivering them by express mail or overnight delivery, or by delivering them toll prepaid to a telegraph or cable company. The notice shall be deemed to have been given upon receipt by the other parties or, when sent by express mail, overnight delivery service or telegraph or cable company, on the first business day following the date of delivery to the service. The addresses of the parties are as follows:

          SOPI                                          GLOBAL
          ----                                          ------
Spectrum Organic Products, Inc                Global Natural Brands, Ltd.
133 Copeland Street                           104 Wilmot Road, Suite 300
Petaluma, CA 94952                            Deerfield, IL 60015
Attention: Mr. Jethren Phillips, CEO          Attention: Mr. James F. Swallow

                                        8
                                                           REVISED April 6, 2000

    With a copy to:                        With a copy to:

W. George Wailes, Esq.                   Nehad S. Othman, Esq.
CARR, McCLELLAN, INGERSOLL,              FOLEY & LARDNER
THOMPSON & HORN                          Suite 3300, One IBM Plaza
Professional Corporation                 330 N. Wabash Avenue
216 Park Road                            Chicago, IL 6061 1-3608
Burlingame, CA 94010                     Facsimile: (312) 755-1925
Facsimile:(650) 342-7685


                                 ATTORNEY'S FEES
                                 ---------------

     18. Each party shall bear its own costs and attorneys' fees in the Lawsuit.

     19. In the event a dispute arises out of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs including expert witness fees and pre-litigation fees and costs incurred in prosecuting or defending the lawsuit or action.

                                     GENERAL
                                     -------

     20. Each signatory acknowledges to the other parties that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of its independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to its execution and delivery and acceptance of the consideration specified in this Agreement.

     21. This Agreement and any other documents referred to in this Agreement shall be interpreted, enforced and governed under the laws of California. Counsel for all parties have read and approved the language of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

                                        9
                                                           REViSED April 6, 2000

Charles Bonner, individually


     22. The titles of the various articles of this Agreement are used for convenience of reference only and are not intended to and shall not in any way enlarge or diminish the rights or obligations of the parties or affect the meaning or construction of this Agreement.

     23. This Agreement may be executed in counterparts via facsimile which, taken together, shall constitute one and the same agreement as though they had been executed together and shall be effective as of the date set forth on page 1.

     24. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except in a writing signed by all of the parties to this Agreement. Neither this Agreement nor any of the obligations created under this Agreement shall be construed as an admission of any party to this Agreement of any liability of any kind to the other parties. Each party expressly denies that it is in any way liable or indebted to the other parties except as set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release.

SPECTRUM ORGANIC PRODUCTS, INC.,
a California corporation



By:  /s/  Jethren Phillips                  By:  /s/  Neil Blomquist
  ---------------------------                  ------------------------------
          Jethren Phillips                            Neil Blomquist
          CEO                                         Secretary

Dated: April 4 ,2000                        Dated: April 4 ,2000


- ----------------------------                Dated:                     ,2000
John Battendieri, individually


- -----------------------------               Dated:                     ,2000
Charles Bonner, individually


                                       10
                                                           REVISED April 6, 2000

- -----------------------------               Dated:                     ,2000
Chales Dyer, individually


- -----------------------------               Dated:                     ,2000
Ken Steel, individually



GLOBAL NATURAL BRANDS, LTD.
an Illinois corporation



By:                                         By:
   --------------------------                  ------------------------------
Its: President                              Its: Secretary

Dated:         ,2000                        Dated:                     ,2000



- -----------------------------               Dated:                     ,2000
James F. Swallow, individually


- -----------------------------               Dated:                     ,2000
David O'Gorman, individually


- -----------------------------               Dated:                     ,2000
Bradley Barbeau, individually


- -----------------------------               Dated:                     ,2000
Ronald Balsbaugh, individually


       APPROVED AS TO FORM:

CARR, McCLELLAN, INGERSOLL,                 FOLEY & LARDNER
      THOMPSOM & HORN
Professional Corporation



By:                                         By:
   --------------------------                  ------------------------------
      W. George Wailes                              Nehad S. Othman

Dated:         , 2000                       Dated:                     , 2000

                                       11
                                                           REVISED April 6, 2000